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                                 EXHIBIT 4.3
    [NUMBER]                                                      [SHARES]

                                BESTWAY, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


This Certifies that                        CUSIP  086584 20 8
                                           SEE REVERSED FOR CERTAIN DEFINITIONS


       SPECIMEN                     SPECIMEN                     SPECIMEN


is the owner of

fully paid and non-assessable Shares of the Common Stock, of the par value of one cent each of
                                BESTWAY, INC.
transferable on the books of the Corporation of the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed.
        This Certificate is not valid until countersigned by the transfer agent and registered by the registrar.
        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
DATED                                                    Countersigned
   /s/ R. BROOKS REED      Chairman of the Board         Stock Transfer Company
                                                         of American, Inc.
                                                         P.0. Box 515943
                                                         Dallas, Texas 75251
   /s/ Beth A. Durrett                 Secretary         Transfer Agent
                                                         By

                                                            Authorized Signature

                                    [SEAL]